Exhibit 99.1
Bristol-Myers Squibb Reports First Quarter Financial Results

•	Increases First Quarter Revenues 5% to $5.2 Billion

•	Posts First Quarter GAAP EPS of $0.91 and Non-GAAP EPS of $0.94

•	Achieves Important Clinical and Regulatory Milestones in Oncology

◦	Opdivo plus Yervoy Approved in the U.S. for Patients with Intermediate- and Poor-Risk Advanced Renal Cell Carcinoma

◦	Opdivo Four-Week Dosing Approved in the U.S. and Europe

◦
Applications for Opdivo plus Yervoy for Previously Treated Patients with MSI-H or dMMR Metastatic Colorectal Cancer and Opdivo for Previously Treated Patients with Small Cell Lung Cancer Accepted for Priority Reviews in the U.S.

◦
Presents Important New Data on Immuno-Oncology Portfolio at AACR Including Phase 3 Data for Opdivo plus Yervoy in First-Line Advanced Non-Small Cell Lung Cancer Patients with High Tumor Mutational Burden

•	Announces Strategic Collaborations with Nektar Therapeutics, Janssen Pharmaceuticals and Illumina, Inc.

•	Updates 2018 GAAP and Non-GAAP EPS Guidance

(NEW YORK, April 26, 2018) - Bristol-Myers Squibb Company (NYSE:BMY) today reported results for the first quarter of 2018 which were highlighted by strong sales for Opdivo, Eliquis, and Orencia, important regulatory progress in Immuno-Oncology and strategic business development transactions.

“We delivered strong commercial performance with continued growth for our key franchises, Opdivo and Eliquis, and obtained FDA approval for Opdivo plus Yervoy in renal cell carcinoma, a disease with high unmet need which represents an important opportunity for the company,” said Giovanni Caforio, M.D., chairman and chief executive officer, Bristol-Myers Squibb. “I am confident that strong commercial execution, upcoming Phase 3 readouts across our oncology pipeline and continued strategic use of business development position us well for future growth.”

	First Quarter
$ amounts in millions, except per share amounts
	2018	2017	Change
Total Revenues	$5,193	$4,929	5%
GAAP Diluted EPS	0.91	0.94	(3)%
Non-GAAP Diluted EPS	0.94	0.84	12%

FIRST QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted first quarter 2018 revenues of $5.2 billion, an increase of 5% compared to the same period a year ago. Revenues increased 1% when adjusted for foreign exchange impact.

•
U.S. revenues increased 1% to $2.8 billion in the quarter compared to the same period a year ago. International revenues increased 10%. When adjusted for foreign exchange impact, international revenues increased 1%.

•	Gross margin as a percentage of revenue decreased from 74.3% to 69.5% in the quarter primarily due to product mix.

•	Marketing, selling and administrative expenses decreased 10% to $980 million in the quarter.

•	Research and development expenses decreased 4% to $1.3 billion.

•	The effective tax rate was 16.0% in the quarter, compared to 21.9% in the first quarter last year.

•
The company reported net earnings attributable to Bristol-Myers Squibb of $1.5 billion, or $0.91 per share, in the first quarter compared to net earnings of $1.6 billion, or $0.94 per share, for the same period in 2017.

•
The company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.5 billion, or $0.94 per share, in the first quarter, compared to $1.4 billion, or $0.84 per share, for the same period in 2017. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $9.0 billion, with a net cash position of $1.3 billion, as of March 31, 2018.

FIRST QUARTER PRODUCT AND PIPELINE UPDATE
Product Sales/Business Highlights
Global revenues for prioritized brands increased in the first quarter of 2018 by 21% compared to the first quarter of 2017, driven by:

Product	Growth %
Eliquis	37%
Opdivo	34%
Orencia	11%
Sprycel	(5)%
Yervoy	(25)%

Opdivo
Regulatory

•
In April, the European Commission approved an every four-week Opdivo dosing schedule of 480 mg infused over 60 minutes as an option for patients with advanced melanoma and previously treated renal cell carcinoma (RCC) as well as the approval of a two-week Opdivo flat dose option of 240 mg infused over 30 minutes to replace weight-based dosing for all six approved monotherapy indications in the European Union.

•
In April, the company announced the U.S. Food and Drug Administration (FDA) has accepted for priority review its supplemental Biologics License Application (sBLA) for Opdivo to treat patients with small cell lung cancer (SCLC) whose disease has progressed after two or more prior lines of therapy. The FDA action date is August 16, 2018.

•	In April, the company announced the FDA approved the combination of Opdivo plus Yervoy for previously untreated patients with intermediate- and poor-risk advanced RCC.

•
In March, the company announced the FDA accepted for priority review a sBLA for the Opdivo plus Yervoy combination for the treatment of adults with microsatellite instability-high (MSI-H) or mismatch repair deficient (dMMR) metastatic colorectal cancer (mCRC) that has progressed following treatment with a fluoropyrimidine, oxaliplatin and irinotecan. The FDA action date is July 10, 2018.

•
In March, the company announced the FDA approved a sBLA updating the Opdivo dosing schedule to include 480 mg infused every four weeks for a majority of approved indications as well as a shorter 30 minute infusion across all approved indications.

Clinical

•
In April, at the American Association for Cancer Research (AACR) Annual Meeting, the company presented results from numerous studies of novel agents and Opdivo-based combinations. Key clinical data presented at the meeting include:

◦
CheckMate -227: First presentation of data from the Phase 3 study assessing the Opdivo plus Yervoy combination versus platinum-doublet chemotherapy in first-line advanced non-small cell lung cancer (NSCLC) patients with high tumor mutational burden (≥10 mutations/megabase). (link)

◦
CheckMate -568: First presentation of data from a Phase 2 study evaluating Opdivo plus Yervoy in treatment naïve patients with advanced NSCLC. Results demonstrated Opdivo 3 mg/kg plus low-dose Yervoy (1mg/kg) identified high tumor mutational burden of ≥10 mutations/megabase (mut/Mb) as an effective cutoff for selecting which patients were most likely to respond to first-line treatment of Opdivo plus Yervoy regardless of tumor PD-L1 expression.

◦
CheckMate -078: First presentation of data from the Phase 3 study evaluating Opdivo monotherapy versus docetaxel in a predominantly Chinese patient population with previously treated advanced NSCLC. (link)

◦
CheckMate -141: Announced a two-year overall survival (OS) update from the Phase 3 study evaluating patients treated with Opdivo over standard of care in patients with recurrent or metastatic squamous cell carcinoma of the head and neck (SCCHN) after failure on platinum-based therapy. (link)

Eliquis
Clinical

•
In March, at the American College of Cardiology’s 67th Annual Scientific Session & Expo, the company and Pfizer Inc. announced the largest real-world data analysis from studies evaluating different direct oral anticoagulants, including Eliquis, rivaroxaban and dabigatran, for non-valvular atrial fibrillation patients. (link)

FIRST QUARTER BUSINESS DEVELOPMENT UPDATE

•
In April, the company and Illumina, Inc. announced a collaboration that will utilize Illumina’s next-generation sequencing technology to develop and globally commercialize in-vitro diagnostic assays in support of Bristol-Myers Squibb’s oncology portfolio.

•
In April, the company and Janssen Pharmaceutical Companies of Johnson & Johnson announced a worldwide collaboration to develop and commercialize Bristol-Myers Squibb’s Factor XIa inhibitor program, including BMS-986177, an anticoagulant compound being studied for prevention and treatment of major thrombotic conditions.

•
In April, the company and the Harvard Fibrosis Network of the Harvard Stem Cell Institute announced a research collaboration to discover and develop potential new therapies for fibrotic diseases, including fibrosis of the liver and heart.

•
In February, the company announced that Yale Cancer Center will join the International Immuno-Oncology Network, a global peer-to-peer collaboration between Bristol-Myers Squibb and academia that aims to advance translational Immuno-Oncology science.

•
In February, the company and Nektar Therapeutics announced a global strategic development and commercialization collaboration for Nektar’s lead Immuno-Oncology program, NKTR-214. The companies will jointly develop and commercialize NKTR-214 in combination with Opdivo and Opdivo plus Yervoy in more than 20 indications across nine tumor types.

2018 FINANCIAL GUIDANCE

Bristol-Myers Squibb is decreasing its 2018 GAAP EPS guidance range from $3.00 - $3.15 to $2.70 - $2.80 and increasing its non-GAAP EPS guidance range from $3.15 - $3.30 to $3.35 - $3.45. Both GAAP and non-GAAP guidance assume current exchange rates. Key revised 2018 GAAP and non-GAAP line-item guidance assumptions are:

•	Worldwide revenues increasing in the mid-single digits.

•	Research and development expenses increasing in the low-single digits for GAAP.

•	An effective tax rate between 17% and 18% for both GAAP and non-GAAP.

The financial guidance for 2018 excludes the impact of any potential future strategic acquisitions and divestitures, and any specified items that have not yet been identified and quantified. The non-GAAP 2018 guidance also excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings and related EPS information, that are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods including restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, R&D charges in connection with the acquisition or licensing of third party intellectual property rights, divestiture and equity investment gains or losses, upfront payments from out-licensed assets, pension charges, legal and other contractual settlements and debt redemption gains or losses, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Non-GAAP information is intended to portray the results of our baseline performance, supplement or enhance management, analysts and investors overall understanding of our underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information is an indication of our baseline performance before items that are considered by us to not be reflective of our ongoing results. In addition, this information is among the primary indicators we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as "anticipate", "estimates", "should", "expect", "guidance", "project", "intend", "plan", "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to successfully execute its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the company’s ability to retain patent exclusivity of certain products, and the impact and result of governmental investigations.

There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the compounds will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

There will be a conference call on April 26, 2018 at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com or by calling the U.S. toll free 866-548-4713 or international 323-794-2093, confirmation code: 4713257. Materials related to the call will be available at the same website prior to the conference call. A replay of the call will be available beginning at 1:30 p.m. EDT on April 26, 2018 through 1:30 p.m. EDT on May 10, 2018. The replay will also be available through http://investor.bms.com or by calling the U.S. toll free 888-203-1112 or international 719-457-0820, confirmation code: 4713257.

For more information, contact: Communications: Ken Dominski, 609-252-5251, ken.dominski@bms.com or Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com; Investor Relations: John Elicker, 609-252-4611, john.elicker@bms.com, Tim Power, 609-252-7509, timothy.power@bms.com or Bill Szablewski, 609-252-5894, william.szablewski@bms.com.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUE
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues
	2018	2017	% Change	2018	2017	% Change
Three Months Ended March 31,
Prioritized Brands
Opdivo	$1,511	$1,127	34%	$938	$761	23%
Eliquis	1,506	1,101	37%	885	699	27%
Orencia	593	535	11%	385	362	6%
Sprycel	438	463	(5)%	214	247	(13)%
Yervoy	249	330	(25)%	162	243	(33)%
Empliciti	55	53	4%	37	36	3%

Established Brands
Baraclude	225	282	(20)%	10	14	(29)%
Sustiva Franchise	84	184	(54)%	10	153	(93)%
Reyataz Franchise	124	193	(36)%	51	88	(42)%
Hepatitis C Franchise	3	162	(98)%	5	42	(88)%
Other Brands	405	499	(19)%	81	93	(13)%

Total	$5,193	$4,929	5%	$2,778	$2,738	1%

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended March 31,
	2018	2017
Net product sales	$4,972	$4,580
Alliance and other revenues	221	349
Total Revenues	5,193	4,929

Cost of products sold	1,584	1,265
Marketing, selling and administrative	980	1,085
Research and development	1,250	1,303
Other income (net)	(400)	(679)
Total Expenses	3,414	2,974

Earnings Before Income Taxes	1,779	1,955
Provision for Income Taxes	284	429

Net Earnings	1,495	1,526
Net Earnings/(Loss) Attributable to Noncontrolling Interest	9	(48)
Net Earnings Attributable to BMS	$1,486	$1,574

Average Common Shares Outstanding:
Basic	1,633	1,662
Diluted	1,640	1,671

Earnings per Common Share
Basic	$0.91	$0.95
Diluted	$0.91	$0.94

Other income (net)
Interest expense	$46	$45
Investment income	(36)	(26)
Equity investment gains	(15)	(7)
Provision for restructuring	20	164
Litigation and other settlements	—	(484)
Equity in net income of affiliates	(24)	(18)
Divestiture gains	(45)	(127)
Royalties and licensing income	(367)	(199)
Transition and other service fees	(4)	(7)
Pension and postretirement	(11)	1
Intangible asset impairment	64	—
Other	(28)	(21)
Other income (net)	$(400)	$(679)

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Three Months Ended March 31,
	2018	2017
Impairment charges	$10	$—
Accelerated depreciation and other shutdown costs	3	—
Cost of products sold	13	—

Marketing, selling and administrative	1	—

License and asset acquisition charges	60	50
IPRD impairments	—	75
Site exit costs and other	20	72
Research and development	80	197

Equity investment gains	(15)	—
Provision for restructuring	20	164
Litigation and other settlements	—	(481)
Divestiture gains	(43)	(100)
Royalties and licensing income	(50)	—
Pension charges	31	33
Intangible asset impairment	64	—
Other income (net)	7	(384)

Increase/(decrease) to pretax income	101	(187)

Income taxes on specified items	(8)	72
U.S. tax reform provisional amount adjustment	(32)	—
Income taxes	(40)	72

Increase/(decrease) to net earnings	61	(115)

Noncontrolling interest	—	(59)

Increase/(decrease) to net earnings used for diluted Non-GAAP EPS calculation	$61	$(174)

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited, dollars in millions)

	Three Months Ended March 31, 2018
	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$3,609	$13	$3,622
Marketing, selling and administrative	980	(1)	979
Research and development	1,250	(80)	1,170
Other income (net)	(400)	(7)	(407)
Earnings Before Income Taxes	1,779	101	1,880
Provision for Income Taxes	284	(40)	324
Noncontrolling interest	9	—	9

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,486	$61	$1,547

Average Common Shares Outstanding - Diluted	1,640	1,640	1,640
Diluted Earnings Per Share	$0.91	$0.03	$0.94

Effective Tax Rate	16.0%	1.2%	17.2%

	Three Months Ended March 31, 2017
	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$3,664	$—	$3,664
Marketing, selling and administrative	1,085	—	1,085
Research and development	1,303	(197)	1,106
Other income (net)	(679)	384	(295)
Earnings Before Income Taxes	1,955	(187)	1,768
Provision for Income Taxes	429	72	357
Noncontrolling interest	(48)	(59)	11

Net Earnings/(Loss) Attributable to BMS used for Diluted EPS Calculation	$1,574	$(174)	$1,400

Average Common Shares Outstanding - Diluted	1,671	1,671	1,671
Diluted Earnings/(Loss) Per Share	$0.94	$(0.10)	$0.84

Effective Tax Rate	21.9%	(1.7)%	20.2%

(a)	Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET CASH/(DEBT) CALCULATION
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(Unaudited, dollars in millions)

	March 31, 2018	December 31, 2017
Cash and cash equivalents	$5,342	$5,421
Marketable securities - current	1,428	1,391
Marketable securities - non-current	2,252	2,480
Cash, cash equivalents and marketable securities	9,022	9,292
Short-term debt obligations	(1,925)	(987)
Long-term debt	(5,775)	(6,975)
Net cash position	$1,322	$1,330